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                                                                    Exhibit 8.1

                             Dewey Ballantine LLP
                          1301 Avenue of the Americas
                           New York, New York 10019


October 16, 1998

ContiSecurities Asset Funding Corp.
3811 West Charleston Boulevard, Suite 104
Las Vegas, Nevada 89102

Re:      ContiSecurities Asset Funding Corp.
         ContiMortgage Home Equity Loan Trust 1998-3
         Registration Statement on Form S-3
         (No. 333-61863)
         -------------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel for ContiSecurities Asset Funding Corp. in connection with the preparation and filing of the registration statement on Form S-3 (such registration statement, the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of ContiMortgage Home Equity Loan Pass-Through Certificates, Series 1998-3 (the "Certificates"). Our advice formed the basis for the description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the prospectus supplement contained in the Registration Statement. Such description does not purport to discuss all possible federal income tax consequences of an investment in Certificates but with respect to those tax consequences which are discussed, it is our opinion that the description is accurate. In addition, assuming (i) the REMIC elections are made, (ii) the Pooling and Servicing Agreement is fully executed, delivered and enforceable against the parties thereto in accordance with its terms,
(iii) the transaction described in the prospectus supplement is completed on substantially the terms and conditions set forth therein, and (iv) continuing compliance with the Pooling and Servicing Agreement, it is our opinion that, for federal income tax purposes, REMIC I, REMIC II and REMIC III will each be treated as a REMIC, each Class of the Class A, Class B and Class C Certificates will be treated as "regular interests" in a REMIC, the Class R-II Certificates will be treated as the sole "residual interest" in REMIC II, the Class R-I Certificates will be treated as the sole "residual interest" in REMIC I and the Class R Certificates will be treated as the sole "residual interest" in REMIC III.

Very truly yours,

DEWEY BALLANTINE LLP